SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 21st day of December 1999, by and between Citadel Environmental Group, Inc., a Colorado corporation ("Citadel"), and Storage Area Networks, a Nevada corporation ("SAN").

     WHEREAS, Citadel desires to acquire all of the issued and outstanding shares of common stock of SAN in exchange for an aggregate of 3,800,000 authorized but unissued restricted shares of the Series BB Convertible Preferred Stock of Citadel (the "Preferred Stock") (the "Exchange Offer"); and

     WHEREAS, SAN desires to assist Citadel in a business combination which will result, if SAN's shareholders desire to participate, in the shareholders of SAN owning approximately 58.7% of the then issued and outstanding shares of Citadel's Common Stock (assuming the issuance of 2,000,000 shares of Series BB Convertible Preferred Stock and assuming all shares of Series AA and BB Convertible Preferred Stock have been converted), and Citadel holding 100% of the issued and outstanding shares of SAN's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the SAN shareholders tendering all of the outstanding common stock of SAN to Citadel in exchange solely for the Preferred Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1

                             EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Citadel agrees to offer 1.2666666 shares of Preferred Stock for each share of SAN common stock issued and outstanding, or a total of 3,800,000 shares of Citadel's Common Stock if all SAN warrants have been exercised. The Preferred Stock will be issued directly to the shareholders of SAN which accept the Exchange Offer. Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of SAN which sets forth the number of shares each person owns in SAN and the number of shares they will be offered in Citadel.

     1.2 Exemption from Registration. The parties hereto intend that the Preferred Stock to be issued by Citadel to SAN shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of SAN accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Citadel and SAN shall be satisfied that the offer and sale of Citadel shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                  ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF SAN

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, SAN hereby represents and warrants to Citadel that:

     2.1 Organization. SAN is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of SAN consists of 20,000,000 shares of Common Stock, $.005 par value, of which 2,400,000 are currently issued and outstanding and 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of SAN are duly authorized, validly issued, fully paid, and nonassessable. Except for common stock purchase warrants to purchase a total of 600,000 shares of Common Stock, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating SAN to issue or to transfer from treasury any additional shares of its capital stock of any class. SAN will use its best efforts to have all outstanding warrants exercised prior to Closing.

     2.3 Subsidiaries. SAN does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of SAN as of the date of this Agreement.

     2.5 Financial Statements. SAN has delivered to Citadel unaudited balance sheets and statements of operations for the year ended November 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of SAN as of November 30, 1999.

     2.6 Absence of Changes. Since November 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of SAN's knowledge, SAN has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of SAN or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither SAN nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Citadel or have otherwise been disclosed to Citadel.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, SAN has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Citadel and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of SAN. SAN shall make available to Citadel and/or its attorneys all books and records of SAN.

     2.10 Trade Names and Rights. SAN does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of SAN's knowledge, SAN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on SAN or its properties.

     2.12 Litigation. SAN is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of SAN, threatened against or affecting SAN or its business, assets or financial condition, except for matters which would not have a material affect on SAN or its properties. SAN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Except as set forth on Schedule 2, SAN is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. SAN has full corporate power and authority to enter into this Agreement. The board of directors of SAN has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of SAN and the performance of the obligations of SAN under this Agreement. No other corporate proceedings on the part of SAN are necessary to authorize the execution and delivery of this Agreement by SAN in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by SAN, and will be a valid and binding agreement of SAN, enforceable against SAN in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by SAN of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of SAN's knowledge: (a) materially violate any provision of SAN's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of SAN, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which SAN is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of SAN; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which SAN is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by SAN herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by SAN, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. SAN has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17  Material Contracts and Obligations. Attached hereto on Schedule
2.17 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which SAN is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by SAN in excess of $25,000; or which involve transactions or proposed transactions between SAN and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Citadel and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by SAN in connection with: (a) the execution and delivery by SAN of this Agreement; (b) the performance by SAN of its obligations under this Agreement; or (c) the consummation by SAN of the transactions contemplated under this Agreement.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF CITADEL

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Citadel represents and warrants to SAN that:

     3.1 Organization. Citadel is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Citadel consists of 25,000,000 shares of no par value Common Stock of which 19,450,909 shares of Common Stock are currently issued and outstanding, and 1,199,000 shares of $.01 par value preferred stock of which 917,500 shares are issued and outstanding. Citadel has also authorized 2,000,000 shares of Series AA Convertible Preferred Stock to be issued to investors in a private offering and 4,000,000 shares of Series BB Convertible Preferred Stock to be issued to the shareholders of SAN on the Closing. All of the issued and outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Citadel to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Except as set forth in Schedule 3, Citadel does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Citadel as of the date of this Agreement.

     3.5 Financial Statements. Citadel has delivered to SAN its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet and statements of operations and cash flows as of and for the period ended September 30, 1999 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since September 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Citadel's knowledge, Citadel has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Neither Citadel nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to SAN.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Citadel has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SAN shall have the opportunity to meet with Citadel's accountants and attorneys to discuss the financial condition of Citadel. Citadel shall make available to SAN all books and records of Citadel.

     3.10 Trade Names and Rights. Citadel does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copy rights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of Citadel's knowledge, Citadel has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. Citadel is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Citadel, threatened against or affecting Citadel or its business, assets, or financial condition. Citadel is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Citadel is not engaged in any legal action to recover moneys due to it.

     3.13 No Pending Investigation. Citadel is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Citadel or any officers or directors of Citadel or any shareholders or controlling persons of such shareholders.

     3.14 Authority. Citadel has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Citadel has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Citadel, the performance of the obligations of Citadel under this Agreement and the consummation by Citadel of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Citadel are necessary to authorize the execution and delivery of this Agreement by Citadel in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Citadel, will be a valid and binding agreement of Citadel, enforceable against Citadel in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Citadel of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Citadel's knowledge: (a) violate any provision of Citadel's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Citadel, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Citadel is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Citadel; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Citadel is bound or subject.

     3.16 Validity of Citadel Shares. The shares of Citadel Preferred Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 Full Disclosure. None of the representations and warranties made by Citadel herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Citadel, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18 Assets. Citadel has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.19 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Citadel is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by Citadel in excess of $25,000; or which involve transactions or proposed transactions between Citadel and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by SAN and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Citadel in connection with:
(a) the execution and delivery by Citadel of its obligations under this Agreement; (b) the performance by Citadel of its obligations under this Agreement; or (c) the consummation by Citadel of the transactions contemplated by this Agreement.

     3.21 Real Property. Citadel does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, Citadel and SAN shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither Citadel nor SAN shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO CITADEL'S PERFORMANCE

     5.1 Conditions. The obligations of Citadel hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Citadel may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Citadel of any other condition of or any of Citadel's other rights or remedies, at law or in equity, if SAN shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SAN in this Agreement or in any written statement that shall be delivered to Citadel by SAN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. SAN shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by SAN Shareholders. The holders of not less than 95% of the issued and outstanding shares of common stock of SAN shall have agreed to exchange their shares for shares of Citadel Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SAN on or before the Closing Date.

     5.6 Agreement with CoComp. Prior to the Closing Date, SAN shall have entered into a binding agreement for the acquisition of CoComp.

     5.7 Officer's Certificate. SAN shall have delivered to Citadel a certificate, dated the Closing Date, and signed by the Chief Executive Officer of SAN, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                   ARTICLE 6

                    CONDITIONS PRECEDENT TO SAN'S PERFORMANCE

     6.1 Conditions. SAN's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. SAN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SAN of any other condition of or any of SAN's rights or remedies, at law or in equity, if Citadel shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Citadel in this Agreement or in any written statement that shall be delivered to SAN by Citadel under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Citadel shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Citadel on or before the Closing Date.

     6.5 Directors of Citadel. Effective on the Closing, Citadel shall have fixed the size of its Board of Directors at five (5) persons, and such Board of Directors shall include Louis F. Coppage, Cory J. Coppage, L.W. Buxton, Warren Smith and a fifth person to be elected by the other four members. The current Officers and Directors of Citadel shall have submitted their resignations as the Officers and Directors of Citadel effective on the Closing of this transaction.

     6.6 Officers of Citadel. Effective on the Closing, Citadel shall have elected the following new Officers of Citadel:

     Louis F. Coppage     -     Chairman of the Board
     L. W. Buxton         -     President and Chief Executive Officer
     Warren Smith         -     Chief Operating Officer and Vice President
     Cory J. Coppage      -     Secretary and Treasurer

     6.7 Completion of Private Offering. Citadel shall have completed a private placement of its Series AA Convertible Preferred at $1.50 per share and shall have raised a minimum of $1,500,000.

     6.8 Spin-off of Alliance. Citadel shall have declared a dividend to its shareholders of record as of December 31, 1999, consisting of all shares it holds of Alliance Medical Corporation. The shares will be placed in an escrow account to be distributed once Alliance is an SEC reporting company. If this does not occur within two years of the record date, the shares will revert back to the ownership of Citadel.

     6.9 Conversion of Preferred Stock. Citadel will have notified all holders of the outstanding Convertible Preferred Stock that their right to convert each share of preferred stock for five shares of common stock expires prior to the Closing of this transaction, and Citadel will provide a schedule showing which shares of Convertible Preferred Stock are outstanding as of the Closing Date.

     6.10 Payment of all Liabilities. Citadel shall have paid off all of its creditors and obtained releases or other documentation satisfactory to counsel for SAN indicating that such creditors no longer have any claims against Citadel. In addition, all creditors who are owed shares of Alliance Medical Corporation shall have received such shares. A list of such creditors includes, but is not limited to, the following:

          1.  Resch, Polster, Alpert & Berger LLP (Aaron Grunfeld)
          2.  Bar Eleven Profit Sharing Plan
          3.  Daniel & Sandra Nye
          4.  NyCon Resources
          5.  Richard Landi
          6.  Walker Ryan PLC
          7.  Oriental New Investments
          8.  Robert Yaspan

     6.11 Indemnification from John McGrain. Citadel shall have received an indemnification from John McGrain indemnifying Citadel from and against any and all claims and liabilities relating to Stephen Grossman.

     6.12  Lockups.   Citadel shall have received signed lockup letters in a
form satisfactory to SAN from the persons and for the amounts set forth on the attached Schedule 6.12.

     6.13 Officer Certificate. Citadel shall have delivered to SAN a certificate, dated the Closing Date and signed by the President of Citadel certifying that each of the conditions specified in Sections 6.2 through 6.12 have been fulfilled.

                                   ARTICLE 7

                                    CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than January 7, 2000. At the Closing:

     7.2 SAN shall deliver Letters of Acceptance and the certificates representing the shares of SAN held by the shareholders of SAN accepting the Exchange Offer ("Accepting Shareholders") to Citadel.

     7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Citadel Preferred Stock for which the shares of SAN common stock shall have been exchanged.

     7.4  Citadel shall deliver an officer's certificate, as described in
Section 6.13 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Citadel are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.5 Citadel shall deliver a signed Consent and/or Minutes of the Directors of Citadel approving this Agreement and each matter to be approved by the Directors of Citadel under this Agreement.

     7.6  SAN shall deliver an officer's certificate, as described in Section
5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of SAN are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.7 SAN shall deliver a signed Consent or Minutes of the Directors of SAN approving this Agreement and each matter to be approved by the Directors of SAN under this Agreement.

     7.8 SAN shall deliver the opinion of its counsel, Krys Boyle Freedman & Sawyer, P.C., dated the Closing Date, in form and substance satisfactory to counsel for Citadel, to the effect that:

          (1) SAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (2) SAN's authorized capital stock is as set forth in Section 2.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by SAN's Board of Directors and does not require the approval and authorization of SAN's shareholders. Consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.14 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.7 hereof, any litigation, proceeding or investigation of the type described in Section 2.12 hereof, or any defects, in title or mortgages, encumbrances or liens of the type described in Section
2.16 hereof.

          (5) The shares of SAN's Common Stock to be exchanged pursuant to this Agreement, are duly and validly authorized and issued, and are fully paid and nonassessable.

     7.9 Citadel shall deliver the opinion of its counsel, Vinton Nissler Allen & Vellone, P.C., dated the Closing Date, in form and substance satisfactory to counsel for SAN, to the effect that:

          (1) Citadel is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business and is in good standing in each state where its business requires qualification.

          (2)  Citadel's authorized capital stock is as set forth in Section
3.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by Citadel's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.15 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any litigation, proceeding or investigation of the type described in Section 3.12 hereof.

          (5) The shares of Citadel's preferred stock to be issued pursuant to this Agreement will be duly and validly authorized and issued, and will be fully paid and nonassessable.

     7.10 Citadel shall deliver the lockup letters required by Section 6.13 above.

                                   ARTICLE 8

                                  POST CLOSING

     8.1 Form 8-K. Within 15 days after the Closing Date, Citadel will file a Form 8-K with the SEC reporting this transaction.

     8.2 Proxy Materials. Within 30 days after the Closing Date, Citadel will prepare and file proxy materials (or an Information Statement) with the SEC for the purpose of calling a special shareholders meeting to be held as soon as possible to approve (1) a 1 for 36 reverse stock split; (2) a name change to SAN Holdings Ltd. a such name as shall be determined by the Citadel board of directors; and (3) any other matters that the board of directors determine necessary or appropriate.

     8.3 Acquisition of CoComp. As soon as practicable following the Closing Date, Citadel will close on the acquisition of CoComp utilizing $1,349,000 from the proceeds of the private placement offering to pay the cash portion of the purchase price.

     8.4 Payment of Finder's Fee. Immediately after the effective date of the 1 for 36 reverse stock split, Citadel will issue 220,000 post-split shares of its common stock to LMU & Company as payment for its finder's fee in connection with this transaction.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Citadel:

          Citadel Environmental Group, Inc.
          900 West Castleton Road
          Castle Rock, Colorado  80104

     with a copy to:

          Patrick J. Russell
          Vinton Nissler Allen & Vellone PC
          1600 Stout Street, Suite 1100
          Denver, Colorado  80202

     SAN:

          Storage Area Networks
          900 West Castleton Road
          Castle Rock, Colorado  80104

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that, other than LMU & Company, which is entitled to a finder's fee of 220,000 post-split shares, no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Citadel and SAN will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.13 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

CITADEL ENVIRONMENTAL GROUP,         STORAGE AREA NETWORKS
  INC.


By /s/ Louis F. Coppage              By /s/ L. W. Buxton
   Louis F. Coppage, President          L. W. Buxton, President

                                  SCHEDULE 1


                                                    Number of Shares of
                                                     Citadel Series BB
                                    Number of           Convertible
  Name, Address and                 Shares of            Preferred
Social Security Number                 SAN                 Stock

L. Michael Underwood                 115,000              145,667

C. K. C. Partners                    115,000              145,667

Moe & Associates, Inc.               135,000              171,000

Sawyer Family Partners Ltd.           70,000               88,666

Mickey Fouts                          15,000               19,000

Underwood Family Partners             90,000              114,000

Barry A. Bates                        90,000              114,000

L.W. Buxton and Linda L. Buxton    1,060,000            1,342,667

Warren Smith                       1,000,000            1,266,667

Steve Schulz, Inc. Defined
Benefit Pension Plan                  40,000               50,666

Thomas A. Forti                       15,000               19,000

Mathis Family Partners Ltd.           15,000               19,000

Lisa Kirby                            30,000               38,000

Charles F. Kirby                     135,000              171,000

Paul H. Dragul, M.D.                  30,000               38,000

Art Kassoff                           30,000               38,000

Heather M. Evans                      15,000               19,000

     Total                         3,000,000            3,800,000

                                 SCHEDULE 2

                            STORAGE AREA NETWORKS
                                  ("SAN")

2.4  The Officers and Directors of SAN are as follows:

          Name                          Position

     L. W. Buxton            President, Treasurer and Director

     Warren Smith            Vice President, Secretary, Treasurer and
                             Director

2.12 Litigation. SAN is involved in a lawsuit filed by SAN against 3SI, Inc., and the parties have recently reached a tentative settlement during mediation. A copy of the proposed settlement terms has been provided to Citadel.

                               SCHEDULE 2.17

CUSTOMER CONTRACTS


Contract Description        Contract Number   Organization       Duration
--------------------        ---------------   ------------       --------

GSA Schedule for            GS-35F-5286H      General Services   Thru 2/22/99
Storage Products                              Admin

Blanket Purchase Agree-     SP4700-98-A-0018  Defense Logistics  Thru 2/22/99
ment for sales of Storage                     Agency
Products

Computer Maintenance        3000080750        United Space       Thru 9/30/02
Contract                                      Alliance

Lease of Equipment          3000083126        United Space       Thru 9/30/02
                                              Alliance

Computer Maintenance        DASW01-99-F-1070  Single Agency      Thru 3/31/00
Contract                                      Mgr for Pentagon

Storage Equipment           DCA-200-98-F-     DISA Area Command  Thru 9/30/99
Maintenance                 0615/P0003        Ogden

Computer Maintenance        DTRA01-99-M-0508  Defense Threat     Thru 9/30/99
                                              Reduction Agency

Storage Equipment           DAAA08-99-F-0150  Rock Island        Thru 6/14/00
Maintenance                                   Arsenal

Storage Equipment           9700481           Federal Home Loan  Indefinitely
Maintenance                                   Bank-Indianapolis

Computer Maintenance        DAKF11-99-F-0010  Fort McPherson     9/30/00


STORAGE AREA NETWORK CONTRACTS

Building Lease                                D'Gruppe LLC       5/31/04
(2,547 sq ft)

Building Lease                                D'Gruppe LLC       5/31/04
(1,373 sq ft)

                                  SCHEDULE 3

                        CITADEL ENVIRONMENTAL GROUP, INC.
                                  ("Citadel")

3.2 Capitalization - See attached schedule regarding settlement of liabilities.

3.3  Subsidiaries.

     a) Citadel owns 578,190 shares of Alliance Medical Corporation, which represents approximately 3% of the Alliance shares outstand-ing. These shares are being spun-off to the shareholders of Citadel as of December 31, 1999. The shares will be placed in an escrow account to be distributed once Alliance Medical Corpora-tion is an SEC reporting company. If this does not occur within two years, the shares will revert back to being an asset of Citadel, unless extended by the Board of Directors.

3.4  Directors and Officers of Citadel:

           Name                              Position

      Louis F. Coppage               President and Director

      Robert Barber                  Director

      Cory J. Coppage                Secretary and Treasurer


3.19  Material Contracts of Citadel:

      None